EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350
In connection with the Form 10-Q (the “Report”) of Ferro Corporation (the “Company”) for the period ending March 31, 2009, I, Sallie B. Bailey, Vice President and Chief Financial Officer of the Company, certify that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sallie B. Bailey
Sallie B. Bailey
Vice President and Chief Financial Officer
Date: May 6, 2009